UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 18, 2010

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2010, Extreme Networks, Inc. ( the “Company”) entered into an agreement approved by the Board of Directors and the Compensation Committee pursuant to which Bob L. Corey will receive an increase in salary to $472,200 while he is Acting CEO, retroactive to October 21, 2009, the date of his appointment. He will also be entitled to be paid an additional bonus payable three (3) months after a new CEO is appointed by the Board, with the bonus calculated at an annual rate of $64,800, pro-rated over the number of days between October 21, 2009 and the date a new CEO is appointed (the “Additional Bonus”).

In addition, the severance provision of Mr. Corey’s offer letter of October 21, 2009 were modified so that if, within the year after an new CEO is appointed, Mr. Corey responsibilities do not include responsibilities designated by the Board of Directors, and if he resigns within 30 days after such responsibilities are changed, he will be entitled to the same benefits as if he had been terminated “without Cause” as well as payment of the Additional Bonus if not already paid.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Letter regarding modification of employment terms dated March 18, 2010, from Extreme Networks, Inc. to Bob L. Corey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2010

EXTREME NETWORKS, INC.

By:	/s/ BOB COREY
Bob L. Corey
Acting CEO

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